Exhibit 5.1


                           ROPES & GRAY
                      One International Place
                    Boston, Massachusetts 02110
                    Telephone: (617) 951-7000
                    Telecopier: (617) 951-7050


                                         October 25, 1995




EMC Corporation
171 South Street
Hopkinton, Massachusetts 01748

Ladies/Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of EMC Corporation, a Massachusetts corporation (the "Company"). The Shares are to be sold from time to time pursuant to the Company's 1993 Stock Option Plan, as amended (the "Plan").

     We are counsel to the Company and are familiar with the proceedings taken by the Company in connection with the authorization, reservation and registration of the Shares. We have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that the Shares (in addition to other shares of Common Stock covered by this Registration Statement in accordance with Instruction E of Form S-8) have been duly authorized and that, when issued and sold by the Company pursuant to and in accordance with the Plan, they will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement.

     We understand that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray


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